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                                                                    EXHIBIT 10.5


                       HOME SECURITY INTERNATIONAL INC.



                             BRADLEY DAVID COOPER






                          EXECUTIVE SERVICE AGREEMENT










                                MINTER ELLISON
                                    Lawyers
                            Minter Ellison Building
                                44 Martin Place
                               SYDNEY  NSW  2000
                                 DX 117 Sydney
                           Telephone (02) 9210 4444
                           Facsimile (02) 9235 2711
                                     MAP:
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                               TABLE OF CONTENTS

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
1.   DEFINITIONS............................................................  1

2.   APPOINTMENT AND POSITION...............................................  2

3.   EXECUTIVE'S DUTIES.....................................................  2

4.   THE EXECUTIVE'S REMUNERATION AND OTHER BENEFITS........................  3

5.   OPTIONS................................................................  3

6.   BONUS..................................................................  3

8.   ILLNESS OR INJURY......................................................  3

9.   CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY.....................  4

10.  ASSIGNMENT OF INTELLECTUAL PROPERTY....................................  5

11.  TERMINATION............................................................  5

12.  REDUNDANCY.............................................................  6

13.  WHAT HAPPENS AFTER TERMINATION OF EMPLOYMENT...........................  6

14.  RESTRAINT ON THE EXECUTIVE'S CONDUCT...................................  6

15.  COMPLIANCE.............................................................  7

16.  SEVERABILITY...........................................................  7

17.  WAIVER.................................................................  8

18.  NOTICE.................................................................  8

19.  GOVERNING LAW..........................................................  8

20.  ENTIRE AGREEMENT.......................................................  8

21.  ALTERATION.............................................................  8
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
22.  THIS AGREEMENT IS CONFIDENTIAL.........................................  9

23.  HEADINGS...............................................................  9
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                         EXECUTIVE SERVICE AGREEMENT


AGREEMENT dated                                                        1997

BETWEEN:  HOME SECURITY INTERNATIONAL, INC., a company incorporated in Delaware,
          United States of America, and having its registered office at [     ]
          ('COMPANY')

AND:      BRADLEY DAVID COOPER of [              ] ('EXECUTIVE')

RECITALS

The Company has offered the Executive employment on the terms of this Agreement and the Executive has accepted that offer.


AGREEMENT

1.   DEFINITIONS

1.1  In this Agreement:

     'CONFIDENTIAL INFORMATION' means all confidential information including, but not limited to trade secrets and confidential know-how of which the Executive becomes aware or generates (both before and after the day this Agreement is signed) in the course of, or in connection with, employment with the Company, its subsidiaries and predecessors.

     'EXTERNAL BUSINESSES' means any businesses or other commercial activities engaged in by the Executive otherwise than in the course of his engagement under this agreement.

     'HSI DEALER' means any dealer, distributor or agent appointed by the Company (or any subsidiary of the Company) from time to time to promote the sales, installation and/or service of the SecurityGuard Product.

     'HSI GROUP' means the Company and its wholly owned subsidiaries.

     'HSI GROUP COMPANY' means a member of the HSI Group.

     'INTELLECTUAL PROPERTY RIGHTS' means all intellectual property rights including without limitation:

     (a) patents, copyright, registered designs, trademarks and the right to have confidential information kept confidential; and

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     (b)  any application or right to apply for registration of any of those rights

     'SALE' means the sale by an HSI Dealer of a SecurityGuard product to a member of the public where the product has not been returned by the consumer, nor has there been a refund of the price paid for the SecurityGuard Product.

     'SECURITYGUARD PRODUCT' means the home security alarm devices which at the date of this agreement are manufactured by Ness Security Products Pty Limited and known as 'SecurityGuard' and 'SecurityGuard II'.

     'TOTAL REMUNERATION' means the benefits due under CLAUSE 4.1 from time to time.

1.2  In this Agreement, unless the contrary intention appears:

     (a)  the singular includes the plural and vice versa;

     (b) a reference to a clause or schedule is a reference to a clause or schedule to this Agreement and a reference to this Agreement includes any schedules;

     (c) a reference to a document or agreement, including this Agreement, includes a reference to that document or agreement as novated, altered or replaced from time to time;

     (d)  a reference to '$' is a reference to Australian currency; and

     (e) a reference to writing includes typewriting, printing, photocopying and any other method of representing words, figures or symbols in a permanent visible form.

2.   APPOINTMENT AND POSITION

2.1 The Company must employ the Executive in the position of Chief Executive Officer.

2.2 The Executive's employment will commence immediately following the successful completion of the float of HSI.

3.   EXECUTIVE'S DUTIES

3.1  The Executive must:

     (a) perform to the best of the Executive's abilities and knowledge the duties assigned to the Executive by the Company from time to time, whether during or outside the Company's normal business hours and at such places as the Company requires.

     (b) subject to CLAUSE 3.3, devote substantially all of his time and attention to the business of the Company;

     (c)  use all reasonable efforts to promote the interests of the Company;

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     (d)  act in the Company's best interests;

     (e)  comply with all policies of the Company in place from time to time;

     (f) comply with all law applicable to the Executive's position and the duties assigned to the Executive;

     (g) report to the person or persons nominated by the Company from time to time;

     (h) perform work in connection with any subsidiaries of the Company as directed anywhere throughout the world; and

     (i) if required by the Company, accept employment with an HSI Group Company, either exclusively or in conjunction with employment by the Company.

3.2 Without limiting the Executive's duties to the Company, the Executive must not:

     (a)  act in conflict with the Company's best interests; or

     (b)  compete with the Company.

3.3 The Executive may spend a reasonable amount of time on a weekly basis working on the External Businesses. If the Executive is not performing his obligations under clauses 3.1 and 3.2 to the satisfaction of the board of the Company because of his rights under this clause 3.3, then the board of the Company may review the time spent by the Executive working on the External Businesses.

4.   THE EXECUTIVE'S REMUNERATION AND OTHER BENEFITS

4.1 The Company must pay the Executive on a monthly basis A$30 for each Sale during the preceding calendar month. The Executive may request the Company from time to time to pay part or all of the Total Remuneration by way of life insurance, superannuation, contributions to a pension plan, income protection insurance or such other components as may otherwise be agreed between the parties.

4.2 For the avoidance of doubt, the Company is not obliged to pay or reimburse the Executive for any out of pocket expenses incurred by the Executive in relation to the business of the Company or otherwise.

4.3 The Company must review the Total Remuneration not less than once each year and may vary the Total Remuneration following that review.

4.4 The Executive's Total Remuneration set out in clause 4.1 is inclusive of any payments required to be made by the Company pursuant to any applicable legal, statutory or regulatory requirement arising from work performed by the Executive in accordance with this agreement in any jurisdiction in which the Executive is required to work pursuant to clause 3.1.

5.   OPTIONS

     The Executive may be issued with options in accordance with SCHEDULE 1.



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6.   BONUS

     The Company may pay a bonus to the Executive in accordance with Schedule 2

7.   EXECUTIVE'S LEAVE

     The Company must grant the Executive leave in accordance with applicable law.

8.   ILLNESS OR INJURY

8.1 The Company must grant the Executive up to 10 days' paid sick leave each year if the Executive is unable to perform the Executive's duties due to illness or injury.

     If the Executive is unable to perform the Executive's duties due to illness or injury:

     (a) for more than the period of the Executive's untaken paid sick leave, but less than three months in any one period of 52 consecutive weeks, the Executive's employment under this Agreement will continue but the Company is not obliged to remunerate the Executive in accordance with clause 4.1; or

     (b) for equal to or more than three months in any one period of 52 consecutive weeks, the Company may terminate this Agreement by giving to the Executive in addition to the Total Remuneration received or earned until that point in accordance with clause 4.1, an amount equal to the Total Remuneration received or earned by the Executive during the three month period immediately preceding termination.

8.3 The Executive acknowledges that the Executive is not entitled to any payment from the Company if this Agreement is terminated under clause 8.2 except for:

     (a) any remuneration due under CLAUSE 4 but unpaid at the date of the termination; and

     (b)   any amount required under clause 11.1 to be paid; and

     (c) any amount required under applicable law to be paid, less any amount required to be paid under clause 11.1.

9.   CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

9.1 The Executive may use Confidential Information solely for the purpose of performing the Executive's duties with the Company.

9.2 The Executive must keep confidential all Confidential Information but may disclose Confidential Information:

     (a)   to persons who:



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          (i)  are aware and agree that the Confidential Information must be kept confidential; or

         (ii) have signed any confidentiality agreement required by the Company from time to time,

          and either:

        (iii) have a need to know relative to the running to the Business (and only to the extent that each has a need to know); or

         (iv) have been approved by the person or persons nominated by the Company from time to time;

     (b) that the Executive is required to disclose in the course of the Executive's duties with the Company;

     (c) that was public knowledge when this Agreement was signed or became so at a later date (other than as a result of a breach of confidentiality by the Executive); or

     (d)  that the Executive is required by law to disclose.

9.3 The Executive must immediately notify the Company of any suspected or actual unauthorised use, copying or disclosure of Confidential Information.

9.4 The Executive must provide assistance reasonably requested by the Company in relation to any proceedings the Company may take against any person for unauthorised use, copying or disclosure of Confidential Information.

10.  ASSIGNMENT OF INTELLECTUAL PROPERTY

10.1 The Executive:

     (a) presently assigns to the Company all existing and future Intellectual Property Rights in all inventions, models, designs, drawings, plans, software, reports, proposals and other materials created or generated by the Executive (whether alone or with the Company, its other employees or contractors) for use by the Company; and

     (b) acknowledges that by virtue of this clause all such existing rights are vested in the Company and, on their creation, all such future rights will vest in the Company.

10.2 The Executive must do all things reasonably requested by the Company to enable the Company to assure further the rights assigned under CLAUSE 10.1.


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11.  TERMINATION

11.1 Subject to CLAUSES 8.3 and 12, the Executive's employment may be terminated after three years from the date of commencement of the Executive's employment under this agreement:

     (a)  by the Executive giving to the Company three months' notice; or

     (b)  by the Company giving to the Executive three months' notice.

11.2 The Executive's employment may be terminated by the Company at any time without notice if the Executive:

     (a)  disobeys a lawful direction of the Company;

     (b)  is guilty of other serious misconduct;

     (c)  breaches CLAUSE 9;

     (d) other than CLAUSE 9, breaches any other material provision of this Agreement including CLAUSES 3.1 or 3.2;

     (e)  is found guilty by a court of a criminal offence.

11.3 Termination under this clause does not affect any accrued rights or remedies of either party.

12.  REDUNDANCY

     If the Executive's employment is terminated for redundancy, the Executive agrees that:

     (a) the Company may terminate this Agreement by giving to the Executive in addition to the Total Remuneration received or earned until that point in accordance with CLAUSE 4.1, an amount equal to the Total Remuneration received or earned by the Executive during the 12 month period immediately preceding termination.

     (b) the Executive is not entitled to any payment from the Company except for:

          (i) any remuneration due under CLAUSE 4 but unpaid at the date of the termination; and

          (ii) any amount required under applicable law to be paid, less any amount paid under CLAUSE 12 (a).


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13.  WHAT HAPPENS AFTER TERMINATION OF EMPLOYMENT

13.1 If the Executive's employment is terminated for any reason:

     (a) the Company may set off any amounts the Executive owes the Company against any amounts the Company owes the Executive at the date of termination except for amounts the Company is not entitled by law to set off;

     (b) the Executive must return all the Company's property (including property leased by the Company) to the Company on termination including all written or machine readable material, software, computers, credit cards, keys and vehicles;

     (c) the Executive's obligations under CLAUSE 9 continue after termination except in respect of information that is part of the Executive's general skill and knowledge; and

     (d) the Executive must not record any Confidential Information in any form after termination.

14.  RESTRAINT ON THE EXECUTIVE'S CONDUCT

14.1 During the Restraint Period after termination of the Executive's employment, the Executive must not in any area in which the Company has operated during the preceding 24 months or to the Executive's knowledge intends to operate in the ensuing 24 months.

     (a) engage in or prepare to engage in any business or activity that is the same or similar to that part or parts of the business carried on by the Company in which the Executive was employed at any time during the Executive's last 24 months with the Company; or

     (b) solicit, canvass, approach or accept any approach from any person who was at any time during the Executive's last 24 months with the Company a client of the Company in that part or parts of the business carried on by the Company in which the Executive was employed with a view to obtaining the custom of that person in a business that is the same or similar to the business conducted by the Company; or

     (c) interfere with the relationship between the Company and its customers, employees or suppliers; or

     (d) induce or assist in the inducement of any employee of the Company to leave their employment.

14.2 In CLAUSE 14.1, 'Restraint Period' means:

     (a)  12 months after termination of the Executive's employment;

     (b)  9 months after termination of the Executive's employment;

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     (c)  6 months after termination of the Executive's employment.

14.3 CLAUSE 14.1 has the effect of several separate and individual covenants and restraints consisting of each separate covenant and restraint set out in CLAUSE 14.1 combined with each separate period of time set out in CLAUSE 14.2.

14.4 If any of the several separate and independent covenants and restraints referred to in CLAUSE 14.3 are or become invalid or unenforceable for any reason, then that invalidity or unenforceability will not effect the validity of enforceability of any of the other separate and independent covenants and restraints.

14.5 In CLAUSE 14.1 'engage in' means to participate, assist or otherwise be directly or indirectly involved as a member, shareholder, unitholder, director, consultant, advisor, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier.

14.6 The Company may require the Executive to provide evidence confirming to the satisfaction of the Company that the Executive is not in breach of this clause.

14.7 The Executive acknowledges that each restriction specified in CLAUSE 14.1 is in the circumstances reasonable and necessary to protect the Company's legitimate interests.

15.  COMPLIANCE

     The exercise of or compliance with any discretion, right or obligation under this Agreement is subject to compliance with all applicable laws.

16.  SEVERABILITY

     Part or all of any clause of this Agreement that is illegal or unenforceable will be severed from this Agreement and the remaining provisions of this Agreement continue in force.

17.  WAIVER

     The failure of either party at any time to insist on performance of any provision of this Agreement is not a waiver of its right at any later time to insist on performance of that or any other provision of this Agreement.

18.  NOTICE

18.1 A party giving notice under this Agreement must do so in writing.

18.2 A notice given in accordance with CLAUSE 18.1 is taken to be received if:

     (a)  hand delivered, on delivery;

     (b)  sent by prepaid post, 3 days after the date of posting;

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     (c)  sent by telex, when the machine on which the telex is transmitted receives at the end of transmission, the answerback code of the recipient unless, within 8 Business Hours after that transmission, the recipient informs the sender that it has not received the entire notice;

     (d) sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless, within 8 Business Hours after that transmission, the recipient informs the sender that it has not received the entire notice.

19.  GOVERNING LAW

     This Agreement is governed by the law applicable in the United States of America and the parties irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the United States of America.

20.  ENTIRE AGREEMENT

     This Agreement (including its schedules):

     (a) constitutes the entire agreement between the parties as to its subject matter; and

     (b) in relation to that subject matter, supersedes any prior understanding or agreement between the parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party.

21.  ALTERATION

     This Agreement (including its schedules) may only be altered in writing signed by each party.

22.  THIS AGREEMENT IS CONFIDENTIAL

     The terms of this Agreement and any subsequent amendments are confidential and may not be disclosed by the Executive to any other person, other than for the purpose of obtaining professional legal or accounting advice, without the written approval of the Company.

23.  HEADINGS

     Headings are for ease of reference only and do not affect the meaning of this agreement.

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                        SCHEDULE 1 - OPTIONS (CLAUSE 5)


As determined by resolution of the Board of Directors from time to time pursuant to the terms and conditions of the Company's Executive Option Plan.



                         SCHEDULE 2 - BONUS (CLAUSE 6)

As determined by a resolution of the Board of Directors of the Company.

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EXECUTED as an agreement.



THE COMMON SEAL of                               )
HOME SECURITY INTERNATIONAL                      )
INC. is affixed in accordance with its articles  )
of association in the presence of                )



--------------------------------        --------------------------------
Secretary                              Director

--------------------------------        --------------------------------
Name of secretary (print)              Name of director (print)



SIGNED by BRADLEY DAVID COOPER                   )
in the presence of                               )


--------------------------------        --------------------------------
Signature of witness                   BRADLEY COOPER

--------------------------------
Name of witness (print)

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